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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 25, 1997


                             UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                       1-12297                 22-3086739
(State or other jurisdiction     (Commission File Number)         (I.R.S.
     of incorporation                                            Employer
                                                            Identification No.)



                   375 Park Avenue, New York, New York 10152
              (Address of principal executive offices) (Zip Code)



                                 (212) 223-3300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On September 25, 1997, United Auto Group, Inc. (the "Company") reached an agreement to acquire Young Automotive Group (the "Young Group"). The Young Group operates 18 automobile franchises at seven locations in the Carolinas, Florida, Illinois and Indiana. The aggregate consideration for the acquisition is approximately $75.0 million, consisting of approximately $50.0 million in cash and $25.0 million of the Company's common stock.

         For more information, please see the Company's press release filed as an exhibit hereto, which is incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired:  N/A

          (b)  Pro Forma Financial Information:  N/A

          (c)  Exhibits:

                99.1 Press Release relating to acquisition of Young Automotive Group, issued September 26, 1997.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            UNITED AUTO GROUP, INC.



DATE: November 6, 1997                     By:   /s/ James R. Davidson
                                               --------------------------
                                               James R. Davidson
                                               Senior Vice President - Finance
                                               and Treasurer



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                                  EXHIBIT INDEX



Exhibit No.              Document

99.1 Press Release relating to acquisition of Young Automotive Group, issued September 26, 1997.